Exhibit 99.1

P R E S S A N N O U N C E M E N T

Investor Contact:	Press Contact:
Brian Flanagan	Erica Burns
Progress Software	Progress Software
+1 781 280 4817	+1 888 365 2779 (x3135)
flanagan@progress.com	erica.burns@progress.com

Progress Software Reports 2014 Fiscal Fourth Quarter and Year End Results

BEDFORD, MA, January 13, 2015 (BUSINESSWIRE) — Progress Software Corporation (NASDAQ: PRGS), a global software company that simplifies and enables the development, deployment and management of business applications, today announced results for its fiscal fourth quarter and fiscal year ended November 30, 2014.

Revenue from continuing operations was $97.9 million in the fourth quarter compared to $91.0 million in the same quarter last year, a year over year increase of 8% on an actual currency basis and 10% on a constant currency basis.

Additional financial highlights included:

On a GAAP basis in the fiscal fourth quarter of 2014:

•	Income from operations was $27.0 million compared to $23.9 million in the same quarter last year;

•	Income from continuing operations was $14.5 million compared to $14.6 million in the same quarter last year;

•	Net income was $14.5 million compared to $15.0 million in the same quarter last year; and

•	Diluted earnings per share from continuing operations was $0.28, unchanged from the same quarter last year.

On a non-GAAP basis in the fiscal fourth quarter of 2014:

•	Income from operations was $38.0 million compared to $33.5 million in the same quarter last year;

•	Operating margin was 39% compared to 37% in the same quarter last year;

•	Income from continuing operations was $24.1 million compared to $22.5 million in the same quarter last year; and

•	Diluted earnings per share from continuing operations was $0.47 compared to $0.43 in the same quarter last year.

“Our positive momentum continued in 2014, resulting in significant growth in operating income and cash flow over the previous year,” said Phil Pead, President and CEO of Progress Software. “Entering 2015, we are now able to offer application developers an unrivaled choice. With Progress, developers have seamless access to the broadest range of data sources, tools to create the most engaging user experiences and a leading platform to build mobile apps. They also benefit from the choice to build and deploy apps from scratch or take advantage of our productivity platform. Further, the recent addition of Telerik Sitefinity to our portfolio provides developers with an intuitive end-to-end web content management, digital marketing and customer analytics solution. These choices underscore our commitment to becoming the preferred destination for application developers.”

Other fiscal fourth quarter 2014 metrics and recent results included:

•	Cash, cash equivalents and short-term investments were $283.3 million;

•	Cash from operations was $39.2 million compared to $17.9 million in the same quarter in fiscal year 2013; and

•	DSO from continuing operations was 63 days, compared to 66 days in the fiscal third quarter of 2014.

In addition, as previously announced, during the fourth quarter, Progress began operating as three distinct business units: OpenEdge, Application Development and Deployment, and Data Connectivity and Integration, each with dedicated sales, product management and product marketing functions. Progress adopted segment reporting for its three business units in the fourth quarter, and this press release includes quarterly results of operations by segment for fiscal 2013 and fiscal 2014.

Also during the fourth quarter of fiscal year 2014, Progress acquired 100% of the capital stock of BravePoint, Inc. (BravePoint) from Chesapeake Utilities Corporation in exchange for an aggregate sum of $12.0 million in cash. BravePoint is based in Norcross, Georgia and is a leading provider of consulting, training and application development services designed to increase customers' profitability and competitiveness through the use of technology.

Furthermore, shortly after the fourth quarter ended, Progress completed the acquisition of privately held Telerik AD, a leading provider of application development tools, for $262.5 million. Telerik enables its 1.4 million strong developer community to create compelling user experiences across cloud, web, mobile and desktop applications. Through this acquisition, Progress now provides comprehensive cloud and on-premise platform offerings that enable developers to rapidly create beautiful applications, driven by data for any web, desktop or mobile platform. Progress funded the purchase price from a combination of existing cash resources and a $150 million term loan, which is part of a new $300 million term and revolving credit facility with JPMorgan Chase Bank, N.A. and a syndicate of other lenders. This new credit facility replaced Progress’ prior $150 million revolving credit facility.

Full Year Results

On a GAAP basis in the fiscal year 2014:

•	Revenue from continuing operations was $332.5 million compared to $334.0 million in fiscal year 2013;

•	Income from operations was $80.7 million compared to $63.7 million in the prior fiscal year;

•	Income from continuing operations was $49.5 million compared to $39.8 million in the prior fiscal year;

•	Net income was $49.5 million compared to $74.9 million in the prior fiscal year;

•	Diluted earnings per share from continuing operations was $0.96 compared to $0.72 in the prior fiscal year; and

•	Cash from operations was $107.7 million compared to $4.6 million in the prior fiscal year.

On a non-GAAP basis in the fiscal year 2014:

•	Income from operations was $117.4 million compared to $100.1 million in fiscal year 2013;

•	Operating margin was 35% compared to 30% in the prior fiscal year;

•	Income from continuing operations was $77.9 million compared to $66.0 million in the prior fiscal year; and

•	Diluted earnings per share from continuing operations was $1.51 compared to $1.19 in the prior fiscal year.

2015 Business Outlook

Progress Software provides the following guidance for the fiscal year ending November 30, 2015:

•	Non-GAAP revenue is expected to be between $425 million and $435 million;

•	Non-GAAP earnings per share is expected to be between $1.37 and $1.47;

•	Non-GAAP operating margin is expected to be approximately 27%;

•	Free cash flow is expected to be between $90 million and $93 million; and

•	Non-GAAP effective tax rate is expected to be between 33% and 34%.

Progress Software provides the following guidance for the first fiscal quarter ending February 28, 2015:

•	Non-GAAP revenue is expected to be between $93 million and $96 million; and

•	Non-GAAP earnings per share is expected to be between $0.22 and $0.24.

Our fiscal 2015 business outlook reflects the following:

•	Full year impact of the Modulus, BravePoint, and Telerik acquisitions and related financing; and

•
Our financial guidance includes the impact of the recent significant strengthening of the US dollar and is based on current exchange rates. With approximately 55% of our revenue stream outside of North America, this has a negative impact on our 2015 business outlook of $17-$18 million on non-GAAP revenue and $0.10-$0.11 cents on our non-GAAP earnings per share, when compared to 2014 actual exchange rates. To the extent that there are further changes in exchange rates versus the current environment, this may have an additional impact on our business outlook.

Free cash flow is equal to cash flows from operating activities less purchases of property and equipment and capitalized software development costs.

Conference Call

The Progress Software quarterly investor conference call to review its fiscal fourth quarter of 2014 will be broadcast live at 5:00 p.m. ET on Tuesday, January 13, 2015 and can be accessed on the investor relations section of the company’s website, located at www.progress.com. Additionally, you can listen to the call by telephone by dialing 1-888-539-3612, pass code 7867622. The conference call will include brief comments followed by questions and answers. An archived version of the conference call and supporting materials will be available on the Progress Software website within the investor relations section after the live conference call.

Legal Notice Regarding Non-GAAP Financial Information

Progress Software provides non-GAAP financial information as additional information for investors. These non-GAAP measures are not in accordance with, or an alternative to, generally accepted accounting principles in the United States (GAAP). Progress Software believes that the non-GAAP results described in this release are useful for an understanding of its ongoing operations and provide additional detail and an alternative method of assessing its operating results. Management uses these non-GAAP results to compare the company's performance to that of prior periods for analysis of trends and for budget and planning purposes. A reconciliation of non-GAAP adjustments to the company's GAAP financial results is included in the tables below. Additional information regarding the company's non-GAAP financial information is contained in the company's Current Report on Form 8-K furnished to the Securities and Exchange Commission in connection with this press release, which is available on the Progress website at www.progress.com within the investor relations section.

Note Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Progress has identified some of these forward-looking statements with words like “believe,” “may,” “could,” “would,” “might,” “should,”“expect,” “intend,” “plan,” “target,” “anticipate” and “continue,” the negative of these words, other terms of similar meaning or the use of future dates.

Forward-looking statements in this press release include, but are not limited to, statements regarding Progress's strategic plans; future revenue growth, operating margin and cost savings; product development, strategic partnering and marketing initiatives; the growth rates of certain markets; and other statements regarding the future operation, direction and success of Progress's business. There are a number of factors that could cause actual results or future events to differ materially from those anticipated by the forward-looking statements, including, without limitation:

(1) Market acceptance of Progress’s strategy and product development initiatives; (2) pricing pressures and the competitive environment in the software industry and Platform-as-a-Service market; (3) Progress's ability to successfully manage transitions to new business models and markets, including an increased emphasis on a cloud and subscription strategy; (4)
uncertainties relating to Progress’ acquisition of Telerik, including whether Progress will be able to realize expected benefits and anticipated synergies of the acquisition and whether Telerik’s business will be successfully integrated with Progress Software's business; (5) Progress's ability to make acquisitions and to realize the expected benefits and anticipated synergies from such acquisitions; (6) the continuing uncertainty in the U.S. and international economies, which could result in fewer sales of Progress's products and may otherwise harm Progress's business; (7) business and consumer use of the Internet and the continuing adoption of Cloud technologies; (8) the receipt and shipment of new orders; (9) Progress's ability to expand its relationships with channel partners and to manage the interaction of channel partners with its direct sales force; (10) the timely release of enhancements to Progress's products and customer acceptance of new products; (11) the positioning of Progress's products in its existing and new markets; (12) variations in the demand for professional services and technical support; (13) Progress's ability to penetrate international markets and manage its international operations; and (14) changes in exchange rates. For further information regarding risks and uncertainties associated with Progress's business, please refer to Progress's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended November 30, 2013 and its Quarterly Reports on Form 10-Q for the fiscal quarters ended February 28, 2014, May 31, 2014 and August 31, 2014. Progress undertakes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

Progress Software Corporation

Progress Software Corporation (NASDAQ: PRGS) is a global software company that simplifies the development, deployment and management of business applications on-premise or in the cloud, on any platform or device, to any data source, with enhanced performance, minimal IT complexity and low total cost of ownership. Progress Software can be reached at www.progress.com or 1-781-280-4000.

Progress is a trademark or registered trademarks of Progress Software Corporation or one of its subsidiaries or affiliates in the U.S. and other countries. Any other trademarks contained herein are the property of their respective owners.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended			Fiscal Year Ended
(In thousands, except per share data)	November 30, 2014	November 30, 2013	% Change	November 30, 2014	November 30, 2013	% Change
Revenue:
Software licenses	$41,154	$37,392	10%	$117,801	$122,312	(4)%
Maintenance and services	56,740	53,588	6%	214,732	211,684	1%
Total revenue	97,894	90,980	8%	332,533	333,996	—%
Costs of revenue:
Cost of software licenses	1,445	1,856	(22)%	6,396	6,889	(7)%
Cost of maintenance and services	8,574	5,710	50%	24,864	26,753	(7)%
Amortization of acquired intangibles	1,106	529	109%	2,999	1,340	124%
Total costs of revenue	11,125	8,095	37%	34,259	34,982	(2)%
Gross profit	86,769	82,885	5%	298,274	299,014	—%
Operating expenses:
Sales and marketing	30,085	26,911	12%	101,496	105,997	(4)%
Product development	13,397	14,428	(7)%	58,965	57,336	3%
General and administrative	13,056	13,604	(4)%	48,292	55,994	(14)%
Amortization of acquired intangibles	225	211	7%	653	760	(14)%
Restructuring expenses	265	2,856	(91)%	2,266	11,983	(81)%
Acquisition-related expenses	2,714	975	178%	5,862	3,204	83%
Total operating expenses	59,742	58,985	1%	217,534	235,274	(8)%
Income from operations	27,027	23,900	13%	80,740	63,740	27%
Other (expense) income, net	(357)	(294)	(21)%	(2,936)	(957)	207%
Income from continuing operations before income taxes	26,670	23,606	13%	77,804	62,783	24%
Provision for income taxes	12,207	8,988	36%	28,346	23,006	23%
Income from continuing operations	14,463	14,618	(1)%	49,458	39,777	24%
Income (loss) from discontinued operations, net	—	418	(100)%	—	35,130	(100)%
Net income	$14,463	$15,036	(4)%	$49,458	$74,907	(34)%

Earnings per share:
Basic:
Continuing operations	$0.29	$0.28	4%	$0.97	$0.73	33%
Discontinued operations	—	0.01	(100)%	—	0.64	(100)%
Net income per share	$0.29	$0.29	—%	0.97	$1.37	(29)%
Diluted:
Continuing operations	$0.28	$0.28	—%	$0.96	$0.72	33%
Discontinued operations	—	0.01	(100)%	—	0.63	(100)%
Net income per share	$0.28	$0.29	(3)%	$0.96	$1.35	(29)%
Weighted average shares outstanding:
Basic	50,432	51,731	(3)%	50,840	54,516	(7)%
Diluted	51,121	52,655	(3)%	51,466	55,379	(7)%

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)	November 30, 2014	November 30, 2013
Assets
Current assets:
Cash, cash equivalents and short-term investments	$283,268	$231,440
Accounts receivable, net	68,311	66,784
Other current assets	34,094	39,587
Total current assets	385,673	337,811
Property and equipment, net	59,351	57,030
Goodwill and intangible assets, net	253,414	234,236
Other assets	4,623	53,110
Total assets	$703,061	$682,187
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable and other current liabilities	$60,746	$68,186
Short-term deferred revenue	92,557	96,393
Total current liabilities	153,303	164,579
Long-term deferred revenue	3,683	1,144
Other long-term liabilities	2,830	2,810
Shareholders’ equity:
Common stock and additional paid-in capital	209,778	205,307
Retained earnings	333,467	308,347
Total shareholders’ equity	543,245	513,654
Total liabilities and shareholders’ equity	$703,061	$682,187

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Fiscal Year Ended
(In thousands)	November 30, 2014	November 30, 2013	November 30, 2014	November 30, 2013
Cash flows from operating activities:
Net income	$14,464	$15,036	$49,458	$74,907
Depreciation and amortization	4,311	3,061	15,296	14,435
Stock-based compensation	6,679	5,039	24,873	21,399
Net gains on sales of dispositions	—	(610)	—	(71,601)
Other non-cash adjustments	15,545	8,985	17,777	9,432
Changes in operating assets and liabilities	(1,774)	(13,652)	290	(43,992)
Net cash flows from operating activities	39,225	17,859	107,694	4,580
Capital expenditures	(1,610)	(2,073)	(11,801)	(5,062)
Redemptions and sales of auction-rate-securities	—	—	26,196	25
Issuances of common stock, net of repurchases	5,774	(30,032)	(36,116)	(222,107)
Payments for acquisitions, net of cash acquired	(12,000)	—	(24,493)	(9,450)
Proceeds from divestitures, net	—	—	3,300	111,120
Other	(9,413)	3,704	(12,952)	(2,883)
Net change in cash, cash equivalents and short-term investments	21,976	(10,542)	51,828	(123,777)
Cash, cash equivalents and short-term investments, beginning of period	261,292	241,982	231,440	355,217
Cash, cash equivalents and short-term investments, end of period	$283,268	$231,440	$283,268	$231,440

RESULTS OF OPERATIONS BY SEGMENT

(In thousands)	Q1 2014	Q2 2014	Q3 2014	Q4 2014	FY 2014
Segment revenue:
OpenEdge	$66,734	$73,192	$71,847	$84,948	$296,721
Data Connectivity and Integration	7,639	7,407	7,175	12,551	34,772
Application Development and Deployment	165	228	252	395	1,040
Total revenue	74,538	80,827	79,274	97,894	332,533
Segment costs of revenue and operating expenses:
OpenEdge	17,391	15,855	15,524	22,041	70,811
Data Connectivity and Integration	2,797	2,601	2,515	4,395	12,308
Application Development and Deployment	1,553	1,763	2,446	3,592	9,354
Total costs of revenue and operating expenses	21,741	20,219	20,485	30,028	92,473
Segment contribution margin:
OpenEdge	49,343	57,337	56,323	62,907	225,910
Data Connectivity and Integration	4,842	4,806	4,660	8,156	22,464
Application Development and Deployment	(1,388)	(1,535)	(2,194)	(3,197)	(8,314)
Total contribution margin	52,797	60,608	58,789	67,866	240,060
Corporate expenses (1)	31,415	32,187	29,216	29,850	122,668
Non-GAAP operating income	21,382	28,421	29,573	38,016	117,392
GAAP adjustment (2)	7,380	8,141	10,142	10,989	36,652
GAAP operating income	14,002	20,280	19,431	27,027	80,740

(In thousands)	Q1 2013	Q2 2013	Q3 2013	Q4 2013	FY 2013
Segment revenue:
OpenEdge	$74,368	$70,929	$69,406	$78,805	$293,508
Data Connectivity and Integration	9,365	10,772	7,955	11,997	40,089
Application Development and Deployment	—	4	217	178	399
Total revenue	83,733	81,705	77,578	90,980	333,996
Segment costs of revenue and operating expenses:
OpenEdge	24,579	20,063	18,988	20,045	83,675
Data Connectivity and Integration	2,582	3,132	3,090	3,593	12,397
Application Development and Deployment	—	—	589	1,023	1,612
Total costs of revenue and operating expenses	27,161	23,195	22,667	24,661	97,684
Segment contribution margin:
OpenEdge	49,789	50,866	50,418	58,760	209,833
Data Connectivity and Integration	6,783	7,640	4,865	8,404	27,692
Application Development and Deployment	—	4	(372)	(845)	(1,213)
Total contribution margin	56,572	58,510	54,911	66,319	236,312
Corporate expenses (1)	35,020	34,795	33,552	32,809	136,176
Non-GAAP operating income	21,552	23,715	21,359	33,510	100,136
GAAP adjustment (2)	5,759	9,329	11,698	9,610	36,396
GAAP operating income	15,793	14,386	9,661	23,900	63,740

(1) The following expenses are not allocated to our segments as we manage and report our business in these functional areas on a consolidated basis only: product development, corporate marketing, and general and administration.

(2) The following expenses are included in the GAAP adjustment: amortization of acquired intangibles, stock-based compensation, restructuring, acquisition related, and transition expenses.

SUPPLEMENTAL INFORMATION

Revenue from continuing operations by Type

(In thousands)	Q4 2013	Q1 2014	Q2 2014	Q3 2014	Q4 2014	FY 2014	FY 2013
License	$37,392	$22,264	$27,988	$26,393	$41,154	$117,799	$122,312
Maintenance	51,230	50,181	50,305	50,746	51,268	202,500	202,857
Professional services	2,358	2,093	2,534	2,135	5,472	12,234	8,827
Total revenue	$90,980	$74,538	$80,827	$79,274	$97,894	$332,533	$333,996

Revenue from continuing operations by Region

(In thousands)	Q4 2013	Q1 2014	Q2 2014	Q3 2014	Q4 2014	FY 2014	FY 2013
North America	$42,833	$34,586	$36,827	$35,654	$43,654	$150,721	$154,279
EMEA	35,256	29,315	33,698	32,995	35,327	131,335	133,600
Latin America	6,526	5,108	5,703	5,695	8,406	24,912	25,370
Asia Pacific	6,365	5,529	4,599	4,930	10,507	25,565	20,747
Total revenue	$90,980	$74,538	$80,827	$79,274	$97,894	$332,533	$333,996

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Three Months Ended		Fiscal Year Ended
(In thousands, except per share data)	November 30, 2014	November 30, 2013	November 30, 2014	November 30, 2013
GAAP income from operations	$27,027	$23,900	$80,740	$63,740
GAAP operating margin	28%	26%	24%	19%
Amortization of acquired intangibles	1,331	740	3,652	2,100
Stock-based compensation (1)	6,679	5,039	24,873	19,109
Restructuring expenses	265	2,856	2,266	11,983
Acquisition-related expenses	2,427	975	5,575	3,204
Transition expenses	287	—	287	—
Total operating adjustments	10,989	9,610	36,653	36,396
Non-GAAP income from operations	$38,016	$33,510	$117,393	$100,136
Non-GAAP operating margin	39%	37%	35%	30%

GAAP income from continuing operations	$14,463	$14,618	$49,458	$39,777
Operating adjustments (from above)	10,989	9,610	36,653	36,396
Realized loss on sales of auction-rate-securities	—	—	2,554	—
Income tax adjustment	(1,383)	(1,759)	(10,768)	(10,159)
Total income from continuing operations adjustments	9,606	7,851	28,439	26,237
Non-GAAP income from continuing operations	$24,069	$22,469	$77,897	$66,014

GAAP diluted earnings per share from continuing operations	$0.28	$0.28	$0.96	$0.72
Income from continuing operations adjustments (from above)	0.19	0.15	0.55	0.47
Non-GAAP diluted earnings per share from continuing operations	$0.47	$0.43	$1.51	$1.19

Diluted weighted average shares outstanding	51,121	52,655	51,466	55,379

(1) Stock-based compensation is included in the GAAP statements of income, as follows:

Cost of revenue	$173	$101	$612	$601
Sales and marketing	907	931	4,642	3,599
Product development	1,103	1,036	5,289	4,723
General and administrative	4,496	2,971	14,330	10,186
Stock-based compensation from continuing operations	$6,679	$5,039	$24,873	$19,109

	Three Months Ended		Fiscal Year Ended
(In thousands, except per share data)	November 30, 2014	November 30, 2013	November 30, 2014	November 30, 2013
GAAP costs of revenue	$11,125	$8,095	$34,259	$34,982
GAAP operating expenses	59,742	58,985	217,534	235,274
GAAP expenses	70,867	67,080	251,793	270,256
Operating adjustments (from above)	10,989	9,610	36,653	36,396
Non-GAAP expenses	$59,878	$57,470	$215,140	$233,860

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR FISCAL YEAR 2015 GUIDANCE
(Unaudited)

Fiscal Year 2015 Revenue Growth Guidance
	Fiscal Year Ended	Fiscal Year Ending
	November 30, 2014	November 30, 2015
(In millions)		Low	% Change	High	% Change
GAAP revenue	$332.5	$390.0	17%	$400.0	20%
Acquisition-related adjustments - revenue (1)	$—	$35.0	100%	$35.0	100%
Non-GAAP revenue	$332.5	$425.0	28%	$435.0	31%

(1) Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue by Telerik that would otherwise have been recognized but for the purchase accounting treatment of the acquisition of Telerik. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities.

Fiscal Year 2015 Non-GAAP Operating Margin Guidance
	Fiscal Year Ending November 30, 2015
(In millions)	Low	High
GAAP income from operations	$22.4	$26.2
GAAP operating margins	6%	7%
Acquisition-related revenue	35.0	35.0
Restructuring expense	5.5	5.5
Stock-based compensation	30.6	30.6
Acquisition related expense	3.4	3.4
Amortization of intangibles	16.8	16.8
Total adjustments	91.3	91.3
Non-GAAP income from operations	$113.7	$117.5
Non-GAAP operating margin	27%	27%

Fiscal Year 2015 Non-GAAP Earnings per Share and Effective Tax Rate Guidance
	Fiscal Year Ending November 30, 2015
(In millions, except per share data)	Low	High
GAAP net income	$11.7	$14.3
Adjustments (from above)	91.3	91.3
Income tax adjustment (2)	(30.5)	(29.5)
Non-GAAP net income	$72.5	$76.1

GAAP diluted earnings per share	$0.22	$0.28
Non-GAAP diluted earnings per share	$1.37	$1.47

Diluted weighted average shares outstanding	53.0	51.7

(2) Tax adjustment is based on a non-GAAP effective tax rate of 34% for Low and 33% for High, calculated as follows:
Non-GAAP income from operations	$113.7	$117.5
Other income (expense)	(3.9)	(3.9)
Non-GAAP income from continuing operations before income taxes	109.8	113.6
Non-GAAP net income	72.5	76.1
Tax provision	37.3	37.5
Non-GAAP tax rate	34%	33%

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR Q1 2015 GUIDANCE
(Unaudited)

Q1 2015 Revenue Growth Guidance
	Three Months Ended	Three Months Ending
	February 28, 2014	February 28, 2015
(In millions)		Low	% Change	High	% Change
GAAP revenue	$74.5	$79.5	7%	$82.5	11%
Acquisition-related adjustments - revenue (1)	$—	$13.5	100%	$13.5	100%
Non-GAAP revenue	$74.5	$93.0	25%	$96.0	29%

(1) Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue by Telerik that would otherwise have been recognized but for the purchase accounting treatment of the acquisition of Telerik. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities.

Q1 2015 Non-GAAP Earnings per Share Guidance
	Three Months Ending February 28, 2015
	Low	High
GAAP diluted earnings per share	$(0.14)	$(0.12)
Acquisition-related revenue	0.26	0.26
Restructuring expense	0.03	0.03
Stock-based compensation	0.15	0.15
Acquisition related expense	0.02	0.02
Amortization of intangibles	0.08	0.08
Total adjustments	0.54	0.54
Income tax adjustment	$(0.18)	$(0.18)
Non-GAAP diluted earnings per share	$0.22	$0.24